UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe Drive, Suite 270 Solana Beach, California	92075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Increases and Payment of Bonuses to Named Executive Officers

On February 6, 2014, the Board of Directors (the “Board”) and the Compensation Committee (the “Committee”) of the Board of Evoke Pharma, Inc. (the “Company”) approved base salary increases for 2014 and cash bonus payments for the 2013 fiscal year to be paid to the Company’s named executive officers. Under the Company’s bonus program, the target performance bonus for David A. Gonyer, R.Ph., the Company’s President and Chief Executive Officer, is 50% of base salary and the target bonus for Matthew J. D’Onofrio, the Company’s Executive Vice President and Chief Business Officer, is 40% of base salary. Bonus payments were based on the Board’s and the Committee’s evaluation of performance goals for 2013. The base salary increases will be effective retroactively to January 1, 2014.

The 2014 base salaries and 2013 bonuses to be paid to each named executive officer are as follows:

Name and Title	2014 Base Salary	2013 Bonus
David A. Gonyer, R.Ph., President and Chief Executive Officer	$362,250	$209,300

Matthew J. D’Onofrio, Executive Vice President and Chief Business Officer	$313,875	$145,080

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: February 7, 2014	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary